Exhibit 99.2

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
General Motors Company's (GM) non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions; costs arising from legal matters; and certain currency devaluations associated with hyperinflationary economies. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

EPS-diluted-adjusted EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ETR-adjusted ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

________

1 Certain columns and rows may not add due to rounding.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to segment profit (loss) (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net income (loss) attributable to stockholders(a)	$3,305	$2,420	$7,935	$8,278
Income tax expense (benefit)	845	152	1,308	2,300
Automotive interest expense	259	230	719	723
Automotive interest income	(122)	(38)	(245)	(102)
Adjustments
Cruise compensation modifications(b)	—	—	1,057	—
Patent royalty matters(c)	—	—	(100)	—
Cadillac dealer strategy(d)	—	158	—	175
GM Korea wage litigation(e)	—	—	—	82
Total adjustments	—	158	957	257
EBIT(loss)-adjusted	4,287	2,922	10,675	11,456
Operating segments
GM North America (GMNA)	3,894	2,125	9,334	8,153
GM International (GMI)	334	229	871	552
Cruise	(497)	(286)	(1,365)	(847)
GM Financial(f)	911	1,093	3,301	3,856
Total operating segments	4,642	3,161	12,141	11,714
Corporate and eliminations(g)	(355)	(239)	(1,466)	(258)
EBIT(loss)-adjusted	$4,287	$2,922	$10,675	$11,456
__________
(a)Net of net loss attributable to noncontrolling interests.
(b)This adjustment was excluded because it relates to the one-time modification of Cruise stock incentive awards.
(c)This adjustment was excluded because it relates to the resolution of substantially all royalty matters accrued with respect to past-year vehicle sales in the three months ended March 31, 2022.
(d)These adjustments were excluded because they relate to strategic activities to transition certain Cadillac dealers from the network as part of Cadillac's electric vehicle (EV) strategy.
(e)This adjustment was excluded because of the unique events associated with Korea Supreme Court decisions related to our salaried workers.
(f)GM Financial amounts represent EBT-adjusted.
(g)GM's automotive interest income and interest expense, legacy costs from the Opel/Vauxhall Business (primarily pension costs), corporate expenditures and certain nonsegment specific revenues and expenses are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted (dollars in millions):

	Three Months Ended
	September 30,		June 30,		March 31,		December 31,
	2022	2021	2022	2021	2022	2021	2021	2020
Net income (loss) attributable to stockholders	$3,305	$2,420	$1,692	$2,836	$2,939	$3,022	$1,741	$2,846
Income tax expense (benefit)	845	152	490	971	(28)	1,177	471	642
Automotive interest expense	259	230	234	243	226	250	227	275
Automotive interest income	(122)	(38)	(73)	(32)	(50)	(32)	(44)	(46)
Adjustments
Cruise compensation modifications(a)	—	—	—	—	1,057	—	—	—
Patent royalty matters(b)	—	—	—	—	(100)	—	250	—
GM Brazil indirect tax matters(c)	—	—	—	—	—	—	194	—
Cadillac dealer strategy(d)	—	158	—	17	—	—	—	99
GMI restructuring(e)	—	—	—	—	—	—	—	26
GM Korea wage litigation(f)	—	—	—	82	—	—	—	—
Ignition switch recall and related legal matters(g)	—	—	—	—	—	—	—	(130)
Total adjustments	—	158	—	99	957	—	444	(5)
EBIT (loss)-adjusted	$4,287	$2,922	$2,343	$4,117	$4,044	$4,417	$2,839	$3,712
________
(a)This adjustment was excluded because it relates to the one-time modification of Cruise stock incentive awards.
(b)These adjustments were excluded because they relate to certain royalties accrued with respect to past-year vehicle sales in the three months ended December 31, 2021, and the resolution of substantially all of these matters in the three months ended March 31, 2022.
(c)This adjustment was excluded because it relates to a settlement with third parties in the three months ended December 31, 2021 relating to retrospective recoveries of indirect taxes in Brazil realized in prior periods.
(d)These adjustments were excluded because they relate to strategic activities to transition certain Cadillac dealers from the network as part of Cadillac's EV strategy.
(e)This adjustment was excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. This adjustment primarily consists of employee separation charges in the three months ended December 31, 2020.
(f)This adjustment was excluded because of the unique events associated with Korea Supreme Court decisions related to our salaried workers.
(g)This adjustment was excluded because of the unique events associated with the ignition switch recall.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles diluted earnings (loss) per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Nine Months Ended
	September 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$3,278	$2.25	$2,375	$1.62	$6,931	$4.73	$8,141	$5.55
Adjustments(a)	—	—	158	0.11	957	0.65	257	0.18
Tax effect on adjustments(b)	—	—	(39)	(0.03)	(296)	(0.20)	(43)	(0.03)
Tax adjustments(c)	—	—	(271)	(0.18)	(482)	(0.33)	45	0.03
Deemed dividend adjustment(d)	—	—	—	—	909	0.62	—	—
EPS-diluted-adjusted	$3,278	$2.25	$2,223	$1.52	$8,019	$5.48	$8,400	$5.73
________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details.
(b)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c)These adjustments consist of tax benefit related to the release of a valuation allowance against deferred tax assets considered realizable as a result of Cruise tax reconsolidation in the nine months ended September 30, 2022, tax benefit related to a deduction for an investment in a subsidiary in the three months ended September 30, 2021 and tax expense related to the establishment of a valuation allowance against Cruise deferred tax assets in the nine months ended September 30, 2021. These adjustments were excluded because of the unique nature of these events and significant impacts of valuation allowances are not considered part of our core operations.
(d)This adjustment consists of a deemed dividend related to the redemption of Cruise preferred shares from SoftBank in the nine months ended September 30, 2022.

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Three Months Ended						Nine Months Ended
	September 30, 2022			September 30, 2021			September 30, 2022			September 30, 2021
	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
Effective tax rate	$4,097	$845	20.6%	$2,538	$152	6.0%	$9,009	$1,308	14.5%	$10,479	$2,300	21.9%
Adjustments(a)	—	—		158	39		1,053	296		282	43
Tax adjustments(b)		—			271			482			(45)
ETR-adjusted	$4,097	$845	20.6%	$2,696	$462	17.1%	$10,062	$2,086	20.7%	$10,761	$2,298	21.4%
________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details. These adjustments include Net income attributable to noncontrolling interests where applicable. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(b)Refer to the reconciliation of diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted for adjustment details.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	September 30, 2022	September 30, 2021
Net income (loss) attributable to stockholders	$9.7	$11.1
Average equity(a)	$64.9	$52.4
ROE	14.9%	21.2%
________
(a)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income (loss) attributable to stockholders.

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	September 30, 2022	September 30, 2021
EBIT (loss)-adjusted(a)	$13.5	$15.2
Average equity(b)	$64.9	$52.4
Add: Average automotive debt and interest liabilities (excluding finance leases)	17.3	17.3
Add: Average automotive net pension & OPEB liability	10.2	17.7
Less: Average automotive and other net income tax asset	(21.3)	(22.8)
ROIC-adjusted average net assets	$71.1	$64.6
ROIC-adjusted	19.0%	23.5%
________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted for adjustment details.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT (loss)-adjusted.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net automotive cash provided by (used in) operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net automotive cash provided by (used in) operating activities	$6,502	$(2,602)	$11,606	$309
Less: Capital expenditures	(2,054)	(1,829)	(5,771)	(4,235)
Add: GMI restructuring	—	—	—	24
Add: Cadillac dealer strategy	—	27	—	44
Add: GM Korea wage litigation	—	19	26	19
Add: Patent royalty matters	145	—	145	—
Adjusted automotive free cash flow	$4,593	$(4,385)	$6,006	$(3,839)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended September 30, 2022
Net sales and revenue	$34,691	$3,980	$32	$—	$38,703	$25	$3,187	$(27)	$41,889
Expenditures for property	$1,951	$96	$7	$—	$2,054	$49	$10	$(8)	$2,104
Depreciation and amortization	$1,419	$124	$5	$—	$1,548	$15	$1,212	$—	$2,774
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income(a)	$(6)	$329	$—	$—	$323	$—	$44	$—	$367

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended September 30, 2021
Net sales and revenue	$20,554	$2,843	$27	$—	$23,424	$26	$3,354	$(25)	$26,779
Expenditures for property	$1,684	$142	$3	$—	$1,829	$23	$7	$—	$1,859
Depreciation and amortization	$1,370	$138	$6	$—	$1,514	$13	$1,554	$—	$3,081
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (a)	$1	$269	$—	$—	$270	$—	$53	$—	$323

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Nine Months Ended September 30, 2022
Net sales and revenue	$92,907	$11,100	$132	$—	$104,140	$76	$9,489	$(79)	$113,627
Expenditures for property	$5,366	$395	$10	$—	$5,771	$140	$28	$(6)	$5,933
Depreciation and amortization	$4,399	$389	$16	$—	$4,804	$39	$3,666	$—	$8,509
Impairment charges	$11	$—	$—	$—	$11	$—	$—	$—	$11
Equity income(a)	$(6)	$472	$—	$—	$467	$—	$148	$—	$615

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Nine Months Ended September 30, 2021
Net sales and revenue	$74,443	$8,721	$67	$—	$83,231	$81	$10,187	$(79)	$93,420
Expenditures for property	$3,860	$362	$13	$—	$4,235	$55	$20	$—	$4,310
Depreciation and amortization	$3,849	$407	$16	$—	$4,272	$37	$4,801	$—	$9,110
Impairment charges	$—	$—	$—	$—	$—	$4	$—	$—	$4
Equity income (a)	$8	$850	$—	$—	$858	$—	$157	$—	$1,015
________
(a)Includes Automotive China equity income (loss) of $330 million and $270 million in the three months ended September 30, 2022 and 2021 and $477 million and $854 million in the nine months ended September 30, 2022 and 2021.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and our market share. Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and the corresponding calculation of GM's market share. Also, as of March 2022, GM is no longer importing vehicles or parts to Russia, Belarus and other sanctioned provinces in Ukraine.

Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the nine months ended September 30, 2022, 30.6% of our wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
GMNA	784	423	2,139	1,729
GMI	182	113	474	388
Total	966	536	2,613	2,117

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments, and daily rental car companies); and (3) vehicles used by dealers in their business. Total vehicle sales data for periods presented prior to 2022 reflect courtesy transportation vehicles used by U.S. dealers in their business; beginning in 2022, we stopped including such dealership courtesy transportation vehicles in total vehicle sales until such time as those vehicles were sold to the end customer. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors, and joint ventures, commercially available data sources such as registration and insurance data, and internal estimates and forecasts when other data is not available.

The following table summarizes total vehicle sales by geographic region (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
United States
Chevrolet – Cars	44	19	135	97
Chevrolet – Trucks	201	178	600	616
Chevrolet – Crossovers	128	90	369	436
Cadillac	34	23	96	96
Buick	29	39	77	151
GMC	121	97	374	382
Total United States	556	447	1,651	1,777
Canada, Mexico and Other	107	75	300	285
Total North America	663	522	1,950	2,062
Asia/Pacific, Middle East and Africa
Chevrolet	160	134	491	458
Wuling	327	315	936	1,020
Buick	185	166	477	616
Baojun	11	40	42	178
Cadillac	58	62	146	188
Other	4	3	14	16
Total Asia/Pacific, Middle East and Africa	744	719	2,106	2,475
South America(a)	130	70	327	276
Total in GM markets	1,537	1,312	4,384	4,813
Total Europe	—	—	1	1
Total Worldwide	1,537	1,312	4,385	4,814
_______
(a)Primarily Chevrolet

The vehicle sales at GM's China joint ventures presented in the following table are included in the preceding vehicle sales table (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
SAIC General Motors Sales Co., Ltd.	298	275	766	974
SAIC GM Wuling Automobile Co., Ltd.	332	349	962	1,180

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Market Share
United States – Cars	7.2%	2.8%	7.3%	4.2%
United States – Trucks	30.0%	29.4%	31.2%	30.6%
United States – Crossovers	11.5%	8.7%	10.9%	11.6%
Total United States	15.9%	12.8%	15.7%	14.8%
Total North America	15.6%	12.2%	15.3%	14.3%
Total Asia/Pacific, Middle East and Africa	6.7%	7.0%	6.6%	7.3%
Total South America	13.0%	7.8%	12.1%	10.3%
Total GM Market	9.4%	8.4%	9.3%	9.5%
Total Worldwide	7.7%	6.9%	7.6%	7.7%

United States fleet sales as a percentage of retail vehicle sales	17.1%	12.8%	20.8%	15.0%

North America capacity two-shift utilization	103.3%	60.4%	98.7%	81.3%

General Motors Company and Subsidiaries
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended September 30, 2022					Three Months Ended September 30, 2021
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$38,703	$25	$—	$(25)	$38,703	$23,424	$26	$—	$(24)	$23,426
GM Financial	—	—	3,187	(2)	3,185	—	—	3,354	(1)	3,353
Total net sales and revenue	38,703	25	3,187	(27)	41,889	23,424	26	3,354	(25)	26,779
Costs and expenses
Automotive and other cost of sales	33,234	467	—	—	33,700	20,391	282	—	(1)	20,672
GM Financial interest, operating and other expenses	—	—	2,321	—	2,320	—	—	2,314	—	2,314
Automotive and other selling, general and administrative expense	2,364	113	—	—	2,477	2,095	53	—	—	2,148
Total costs and expenses	35,598	580	2,321	(1)	38,497	22,486	335	2,314	(1)	25,134
Operating income (loss)	3,105	(554)	867	(25)	3,392	938	(309)	1,040	(24)	1,645
Automotive interest expense	259	1	—	(1)	259	229	—	—	1	230
Interest income and other non-operating income (loss), net	557	18	—	23	598	774	(1)	—	27	800
Equity income (loss)	323	—	44	—	367	270	—	53	—	323
Income (loss) before income taxes	$3,725	$(537)	$911	$(2)	$4,097	$1,753	$(310)	$1,093	$2	$2,538
Income tax expense (benefit)					845					152
Net income (loss)					3,252					2,386
Net loss (income) attributable to noncontrolling interests					53					34
Net income (loss) attributable to stockholders					$3,305					$2,420

Net income (loss) attributable to common stockholders					$3,278					$2,375

	Nine Months Ended September 30, 2022					Nine Months Ended September 30, 2021
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$104,140	$76	$—	$(75)	$104,141	$83,231	$81	$—	$(75)	$83,237
GM Financial	—	—	9,489	(3)	9,486	—	—	10,187	(4)	10,183
Total net sales and revenue	104,140	76	9,489	(79)	113,627	83,231	81	10,187	(79)	93,420
Costs and expenses
Automotive and other cost of sales	90,221	2,094	—	(2)	92,314	72,232	822	—	(1)	73,053
GM Financial interest, operating and other expenses	—	—	6,336	(1)	6,335	—	—	6,488	(1)	6,487
Automotive and other selling, general and administrative expense	6,629	645	—	—	7,274	5,886	190	—	—	6,076
Total costs and expenses	96,850	2,739	6,336	(3)	105,922	78,118	1,012	6,488	(2)	85,616
Operating income (loss)	7,289	(2,663)	3,153	(75)	7,704	5,113	(931)	3,699	(77)	7,804
Automotive interest expense	719	3	—	(3)	719	725	—	—	(2)	723
Interest income and other non-operating income (loss), net	1,311	22	—	78	1,410	2,303	12	—	68	2,383
Equity income (loss)	467	—	148	—	615	858	—	157	—	1,015
Income (loss) before income taxes	$8,347	$(2,644)	$3,301	$5	$9,009	$7,549	$(919)	$3,856	$(7)	$10,479
Income tax expense (benefit)					1,308					2,300
Net income (loss)					7,701					8,179
Net loss (income) attributable to noncontrolling interests					234					99
Net income (loss) attributable to stockholders					$7,935					$8,278

Net income (loss) attributable to common stockholders					$6,931					$8,141

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Basic earnings per share
Net income (loss) attributable to stockholders	$3,305	$2,420	$7,935	$8,278
Less: cumulative dividends on subsidiary preferred stock(a)	(26)	(45)	(1,004)	(137)
Net income (loss) attributable to common stockholders	$3,278	$2,375	$6,931	$8,141

Weighted-average common shares outstanding	1,448	1,452	1,455	1,450

Basic earnings per common share	$2.26	$1.64	$4.76	$5.61
Diluted earnings per share
Net income (loss) attributable to common stockholders – diluted	$3,278	$2,375	$6,931	$8,141

Weighted-average common shares outstanding – diluted	1,457	1,467	1,464	1,467

Diluted earnings per common share	$2.25	$1.62	$4.73	$5.55
Potentially dilutive securities(b)	10	2	10	2
__________
(a)Includes a $909 million deemed dividend related to the redemption of Cruise preferred shares from SoftBank in the nine months ended September 30, 2022.
(b)Potentially dilutive securities attributable to outstanding stock options and RSUs at September 30, 2022 and 2021 were excluded from the computation of diluted earnings per share (EPS) because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	September 30, 2022					December 31, 2021
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$14,990	$1,676	$4,079	$—	$20,745	$14,541	$1,578	$3,948	$—	$20,067
Marketable debt securities	7,997	1,569	—	—	9,566	7,076	1,551	—	(19)	8,609
Accounts and notes receivable, net(a)	12,691	3	2,119	(792)	14,021	7,553	1	532	(691)	7,394
GM Financial receivables, net	—	—	31,227	(178)	31,049	—	—	26,812	(163)	26,649
Inventories	16,369	—	—	(2)	16,367	12,990	—	—	(2)	12,988
Other current assets	1,931	281	4,660	(349)	6,524	2,167	179	4,301	(250)	6,396
Total current assets	53,978	3,528	42,085	(1,320)	98,271	44,326	3,309	35,592	(1,124)	82,103
Non-current Assets
GM Financial receivables, net	—	—	39,618	(67)	39,551	—	—	36,167	—	36,167
Equity in net assets of nonconsolidated affiliates	8,205	—	1,705	—	9,910	7,960	—	1,717	—	9,677
Property, net	42,563	91	141	—	42,795	40,858	105	152	—	41,115
Goodwill and intangible assets, net	2,908	721	1,339	—	4,968	3,012	736	1,339	—	5,087
Equipment on operating leases, net	—	—	33,778	—	33,778	—	—	37,929	—	37,929
Deferred income taxes	20,386	1,000	(814)	—	20,572	21,653	—	(501)	—	21,152
Other assets	9,291	329	1,065	—	10,684	10,358	339	812	(21)	11,488
Total non-current assets	83,353	2,141	76,832	(67)	162,259	83,842	1,180	77,615	(21)	162,615
Total Assets	$137,331	$5,669	$118,917	$(1,388)	$260,529	$128,167	$4,489	$113,207	$(1,145)	$244,718
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$26,808	$124	$728	$(775)	$26,886	$20,065	$140	$855	$(669)	$20,391
Short-term debt and current portion of long-term debt
Automotive	626	19	—	(195)	450	624	27	—	(188)	463
GM Financial	—	—	34,634	—	34,634	—	—	33,257	—	33,257
Accrued liabilities	17,205	794	6,386	(350)	24,034	16,879	230	3,439	(251)	20,297
Total current liabilities	44,639	938	41,747	(1,320)	86,003	37,568	397	37,550	(1,108)	74,408
Non-current Liabilities
Long-term debt
Automotive	18,326	6	—	—	18,333	16,348	7	—	—	16,355
GM Financial	—	—	59,190	—	59,190	—	—	59,304	—	59,304
Cruise	—	67	—	(67)	—	—	—	—	—	—
Postretirement benefits other than pensions	5,512	—	—	—	5,512	5,743	—	—	—	5,743
Pensions	6,922	—	6	—	6,928	8,002	—	5	—	8,008
Other liabilities	11,951	473	2,372	—	14,795	12,560	488	2,058	(21)	15,085
Total non-current liabilities	42,711	547	61,568	(67)	104,759	42,654	495	61,368	(21)	104,495
Total Liabilities	87,350	1,485	103,315	(1,388)	190,762	80,222	892	98,918	(1,129)	178,903
Noncontrolling interest - Cruise Stock Incentive Awards	—	228	—	—	228	—	—	—	—	—
Equity
Common stock, $0.01 par value	14	—	—	—	14	15	—	—	—	15
Additional paid-in capital(b)	26,625	8	1,492	(1,468)	26,657	27,065	55	1,551	(1,611)	27,061
Retained earnings	30,561	1,862	15,486	1	47,910	27,920	42	13,985	(9)	41,937
Accumulated other comprehensive loss	(7,927)	(9)	(1,377)	—	(9,313)	(8,025)	4	(1,248)	—	(9,269)
Total stockholders’ equity	49,273	1,861	15,602	(1,467)	65,268	46,974	100	14,288	(1,620)	59,744
Noncontrolling interests(b)	709	2,096	—	1,466	4,271	971	3,496	—	1,603	6,071
Total Equity	49,982	3,957	15,602	—	69,540	47,945	3,597	14,289	(16)	65,815
Total Liabilities and Equity	$137,331	$5,669	$118,917	$(1,388)	$260,529	$128,167	$4,489	$113,207	$(1,145)	$244,718
_________
(a)Eliminations primarily include: GM Financial accounts and notes receivable from Automotive of $506 million offset by Automotive accounts payable and Automotive accounts receivable from GM Financial of $213 million offset by GM Financial accounts payable at September 30, 2022; and GM Financial accounts and notes receivable of $301 million offset by Automotive accounts payable and Automotive accounts receivable of $313 million offset by GM Financial accounts payable at December 31, 2021.
(b)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B and C. The preferred stock is classified as noncontrolling interests in our condensed consolidated balance sheets.

General Motors Company and Subsidiaries
Combining Cash Flow Information
(In millions) (Unaudited)

	Nine Months Ended September 30, 2022					Nine Months Ended September 30, 2021
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$6,747	$(1,546)	$2,495	$5	$7,701	$6,522	$(1,236)	$2,900	$(7)	$8,179
Depreciation and impairment of Equipment on operating leases, net	—	—	3,628	—	3,628	—	—	4,757	—	4,757
Depreciation, amortization and impairment charges on Property, net	4,815	39	37	—	4,892	4,272	41	43	—	4,357
Foreign currency remeasurement and transaction (gains) losses	27	—	(1)	—	26	(59)	2	(2)	—	(59)
Undistributed earnings of nonconsolidated affiliates, net	(2)	—	(122)	—	(124)	(148)	—	(157)	—	(306)
Pension contributions and OPEB payments	(585)	—	—	—	(586)	(624)	—	—	—	(624)
Pension and OPEB income, net	(902)	—	1	—	(901)	(1,206)	—	1	—	(1,205)
Provision (benefit) for deferred taxes	1,264	(1,099)	339	—	504	1,532	316	115	—	1,963
Change in other operating assets and liabilities(a)(c)	242	1,289	(2,548)	(3,706)	(4,722)	(9,980)	133	(2,029)	3,193	(8,683)
Net cash provided by (used in) operating activities	11,606	(1,316)	3,830	(3,701)	10,419	309	(744)	5,628	3,186	8,379
Cash flows from investing activities
Expenditures for property	(5,771)	(140)	(28)	6	(5,933)	(4,235)	(55)	(20)	—	(4,310)
Available-for-sale marketable securities, acquisitions	(5,019)	(2,430)	—	—	(7,450)	(2,307)	(3,477)	—	—	(5,784)
Available-for-sale marketable securities, liquidations	3,743	2,416	—	(14)	6,145	5,597	2,656	—	(17)	8,236
Purchases of finance receivables, net(a)	—	—	(29,212)	2,768	(26,444)	—	—	(25,470)	(49)	(25,518)
Principal collections and recoveries on finance receivables(a)	—	—	20,604	(82)	20,522	—	—	23,446	(5,149)	18,297
Purchases of leased vehicles, net	—	—	(9,062)	—	(9,062)	—	—	(16,698)	—	(16,698)
Proceeds from termination of leased vehicles	—	—	11,052	—	11,052	—	—	15,513	—	15,513
Other investing activities(b)	(4,020)	—	(81)	4,299	198	(1,739)	(6)	(14)	1,084	(675)
Net cash provided by (used in) investing activities	(11,067)	(154)	(6,726)	6,976	(10,971)	(2,684)	(882)	(3,242)	(4,131)	(10,939)
Cash flows from financing activities
Net increase (decrease) in short-term debt	20	—	1,189	—	1,208	(2)	—	3,205	—	3,203
Proceeds from issuance of debt (original maturities greater than three months)	2,248	60	33,805	(60)	36,053	367	25	34,476	(25)	34,843
Payments on debt (original maturities greater than three months)	(286)	(1)	(31,336)	(26)	(31,649)	(1,211)	(18)	(37,197)	159	(38,266)
Payment to purchase common stock	(1,514)	—	—	14	(1,500)	(15)	—	—	15	—
Issuance (redemptions) of subsidiary preferred stock(b)	—	2,139	—	(4,261)	(2,121)	—	2,736	—	(1,000)	1,736
Dividends paid(c)	(138)	(58)	(1,144)	1,070	(270)	(2)	(49)	(1,920)	1,800	(170)
Other financing activities	(332)	(571)	(106)	(13)	(1,022)	—	4	(133)	(4)	(134)
Net cash provided by (used in) financing activities	(3)	1,569	2,408	(3,275)	699	(863)	2,698	(1,568)	945	1,212
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(179)	—	(11)	—	(190)	(74)	—	(43)	—	(118)
Net increase (decrease) in cash, cash equivalents and restricted cash	358	99	(499)	—	(43)	(3,312)	1,071	775	—	(1,466)
Cash, cash equivalents and restricted cash at beginning of period	14,774	1,584	7,183	—	23,542	14,225	766	8,126	—	23,117
Cash, cash equivalents and restricted cash at end of period	$15,132	$1,683	$6,684	$—	$23,499	$10,913	$1,838	$8,901	$—	$21,651
_________
(a)Includes reclassifications of $2.7 billion and $4.9 billion in the nine months ended September 30, 2022 and 2021 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(b)Includes reclassification of $2.1 billion redemption of Cruise preferred shares from SoftBank in the nine months ended September 30, 2022, and $2.1 billion and $1.0 billion in the nine months ended September 30, 2022 and 2021 for Automotive investment in Cruise.
(c)Eliminations include dividends issued by GM Financial to Automotive.